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                                                                   EXHIBIT 10.20

                                                                REVISED 12/19/97

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Dailey International Inc., a Delaware corporation ("COMPANY"), and James F. Farr ("EXECUTIVE") on this 31st day of December, 1997, to be effective on the 31st day of December, 1997 ("EFFECTIVE DATE").

                             W I T N E S S E T H :

         WHEREAS, Company desires to employ Executive and Executive desires to be employed upon the terms and conditions set forth herein;

         WHEREAS, Company and Executive are parties to an Executive Employment Agreement dated November 27, 1996, which they desire to amend and fully restate upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                         TERM AND NATURE OF EMPLOYMENT


         1.1 TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, Company hereby employs Executive and Executive hereby accepts employment with Company for a term beginning on the date on the Effective Date as set forth above through and including December 31, 2000 (the "INITIAL TERM"), unless this Agreement and Executive's employment hereunder are sooner
terminated pursuant to Article 5.   On each anniversary of the Effective Date
(a "RENEWAL DATE") the term of this Agreement shall automatically renew and extend for a period of three years from the Renewal Date (a "RENEWAL TERM") unless written notice of nonrenewal is delivered from one party to the other at least sixty days prior to the Renewal Date. The Agreement shall remain in force during the Initial Term and any Renewal Term until terminated in accordance with Article 5. The Initial Term together with each Renewal Term shall hereinafter be referred to collectively as the "EMPLOYMENT PERIOD."

         1.2 PRINCIPAL DUTIES. Executive's employment hereunder shall be in the capacity of President and Chief Executive Officer. In such capacity, Executive shall perform the duties for which he currently is responsible as an
executive officer of Company.    Executive shall perform his duties hereunder
in accordance with any lawful instructions, rules, regulations or policies made or adopted by Company's Board of Directors, including those applicable to Company's Executives generally, provided





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that Executive shall not have his duties, authority, areas of responsibility, offices, immediate or support staff reduced or eliminated during the Employment Period. During the Employment Period, Executive shall devote his full time, and best efforts and skills to the business and interests of Company, do his utmost to further enhance and develop Company's best interests and welfare, and endeavor to improve his ability and knowledge of Company's business, particularly as it relates to his duties hereunder, in an effort to increase the value of his services for the mutual benefit of the parties hereto. During the Employment Period, it shall not be a violation of this Agreement for Executive to (a) serve on corporate, civic, or charitable boards or committees (except for Boards or committees of a Competing Business (as defined in Section 4.1)), (b) deliver lectures, fulfill teaching or speaking engagements, (c) manage personal investments, so long as such activities do not materially interfere with performance of Executive's responsibilities under this Agreement.

         1.3 PLACE OF PERFORMANCE. Executive shall perform his duties hereunder at the principal executive offices of Company at One Lawrence Centre, 2507 North Frazier, Conroe, Texas 77305, or at such other place where Company's principal executive offices subsequently may be located. Executive acknowledges subject to Section 5.3(c) hereof, and agrees that Company may require Executive to travel and render services in different locations from time to time incident to the performance of his duties hereunder.

         1.4 AFFILIATES. The term "AFFILIATES" shall mean any person or entity controlled by or under common control with Company.


                                   ARTICLE 2
                                  COMPENSATION

         For and in consideration of the performance by Executive of the services, terms, conditions, covenants and agreements contained in this Agreement, Company shall pay to Executive at the times, in the amounts and in the manner herein provided, the following:

         2.1 BASE COMPENSATION. As the principal consideration for the services to be performed by Executive hereunder during the Employment Period, Executive shall be entitled to receive as base compensation from Company a salary of not less than Twenty-Eight Thousand and No/100's Dollars ($28,000.00) per month (the "BASE SALARY"), which shall be prorated for any partial employment period and payable in the manner and on the timetable in which Company's payroll is customarily handled, or at such more frequent intervals as Company and Executive may hereafter agree to from time to time. No overtime compensation shall be payable to Executive. Company's Board of Directors shall review Executive's performance at least annually and shall make any adjustments to Executive's compensation that it deems, in its sole discretion, appropriate, provided that at no time during the Employment Period shall Executive's compensation be adjusted to an amount below the Base Salary. Company shall be entitled to withhold from all amounts of compensation payable under this
Article 2 such amounts on account of payroll taxes and similar matters as are required





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by any applicable law, rule, or regulation of any appropriate governmental authority. Such compensation shall continue to be paid during any period of physical or mental incapacity unless and until Executive's employment is terminated as herein provided.

         2.2 STOCK GRANT AND OPTION. As additional consideration for Executive's performance of his obligations under Article 3 and Article 4 of this Agreement, Company has previously, granted to Executive 220,000 restricted shares of Company's Common Stock, and an option to purchase 97,712 shares of Company's Common Stock, subject to the terms and conditions of Company's 1996 Key Employee Stock Plan and 1997 Long-Term Incentive Plan, and the terms of the specific agreements relating to the grants of restricted stock and stock
options.   Executive hereby acknowledges and agrees that Company's grant to
Executive of such Common Stock and options, together with other compensation payable to Executive hereunder, is reasonable and adequate independent consideration for Executive's performance of his obligations under Articles 3 and 4 of this Agreement.

         2.3 BONUSES AND BENEFITS. In addition to the Base Salary and stock grant and option described above, Company shall provide Executive with the following during the Employment Period:

                 (a) Bonuses, when payable, based upon and subject to such terms and conditions as determined annually under the Dailey Incentive Compensation Plan.

                 (b) Participation in any present or future disability, medical, health, dental, insurance, pension, profit-sharing, thrift, retirement, investment, and stock appreciation plans, and any other benefit, bonus or compensation plans on the same terms generally available to all of Company's Executives generally or its executive officers in particular;

                 (c) Payment or reimbursement, as the case may be, of reasonable business expenses (within limits that may be established by Company's Board of Directors) incurred in connection with the performance of his duties hereunder, such expense payment or reimbursement being subject to, and made in accordance with Company's policies and procedures of Executive expense payment or reimbursement in effect from time to time;

                 (d) Access to and use of Company's health club facility in accordance with the policies and procedures governing such facility;

                 (e) At the option of Executive each year either (1) use of a current model Company vehicle comparable to a fully equipped Cadillac, plus reimbursement of the full cost of repairs, maintenance, gasoline, oil and cleaning, or (2) an automobile allowance of $1,700.00 per month;

                 (f) Use of a Company paid full membership in a local area country club of the Executive's choice, and





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                 (g)      Reimbursement of the reasonable costs of tuition,
         books and travel incurred for Executive's continuing education in general business or continuing professional education. For each fiscal year during the Employment Period the reimbursement shall not exceed ten percent of Executive's annual base compensation as set forth in Section 2.1.

         2.4     VACATION.    During the Employment Period, Executive shall
accrue paid vacation time in such amounts and at such times as determined by Company's Board of Directors, in its sole discretion; provided, however, that the minimum amount of paid vacation to which Executive shall be entitled shall be no less than that to which he is entitled as an Executive of Company immediately prior to the effective date of this Agreement. If such vacation time is not taken by Executive during the term of this Agreement, Executive may, at his option, receive a lump sum payment of cash value of the vacation pay in lieu thereof, or carry the vacation time forward.


                                   ARTICLE 3
                   CONFIDENTIAL INFORMATION; PROPERTY RIGHTS


         3.1     NON-DISCLOSURE OBLIGATION OF EXECUTIVE.  For purposes of this
Article 3, all references to Company shall mean and include its Affiliates (as defined in Section 1.4) Executive hereby acknowledges, understands and agrees that whether developed by Executive or others employed by or in any way associated with Executive or Company, all Confidential Information, as defined in Section 3.2, is the exclusive and confidential property of Company and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Executive acknowledges that all such Confidential Information is in the nature of a trade secret. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

         3.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Executive, which is used in Company's business and (a) is proprietary to, about or created by Company; (b) gives Company some competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Company; (c) is designated as Confidential Information by Company, known by the Executive to be considered confidential by Company, or from all the relevant circumstances considered confidential by Company, or from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to Company; or (d) is not generally known by non-Company personnel. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

                 1. Work product resulting from or related to work or projects performed or to be performed for Company or for clients of Company, including but not limited to data bases, draft and other non-public written documents, the interim and final lines of inquiry, hypotheses, research and conclusions related





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         thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith;

                 2. Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flow charts, coding sheets, and the like), source codes, object codes and load modules, programming, program patches and system designs;

                 3. Information relating to Company's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including, without limitation, patents, copyrights and trade secrets);

                 4. Internal Company personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Company's business;

                 5. Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Company which have been or are being discussed;

                 6. Names of customers and their representatives, contracts and their contents and parties, customer services, and the type, quantity, specifications and contents of products and services purchased, leased, licensed or received by customers of Company;

                 7. Information provided to Company by any actual or potential customer, government agency, or other third party (including businesses, consultants and other entities and individuals); and

                 8. Contracts with, or developed by Company for use with, agents of Company, including, without limitation, the terms and conditions thereof.





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         3.3     EXCLUSIONS FROM CONFIDENTIAL INFORMATION.  "CONFIDENTIAL
INFORMATION" shall not include information publicly known other than as a result of a disclosure by Executive in breach of Section 3.1, and the general skills and experience gained during Executive's work with Company which Executive could reasonably have been expected to acquire in similar work with another company. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication and, shall not include information which is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

         3.4 COVENANTS OF EXECUTIVE. As a consequence of Executive's acquisition or anticipated acquisition of Confidential Information, Executive will occupy a position of trust and confidence with respect to Company's affairs and business. In view of the foregoing and of the consideration to be provided to Executive, Executive agrees that it is reasonable and necessary that Executive make the following covenants:

                 (a) At any time during or after the termination of the Employment Period, Executive will not disclose Confidential Information to any person or entity, either inside or outside of Company, other than as necessary in carrying out duties on behalf of Company, without obtaining Company's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Executive gives notice of such proceedings to Company), and Executive will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Executive's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another person or entity, and Executive understands that such similarity does not excuse Executive from abiding by his covenants or other obligations under this Agreement.

                 (b) At any time during or after the termination of the Employment Period, Executive will not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Company, without first obtaining Company's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such Confidential Information. This prohibition against Executive's use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including data bases, written documents and software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

         3.5 RETURN OF CONFIDENTIAL MATERIAL. Executive shall turn over to Company all originals and copies of materials containing Confidential Information in the Executive's possession, custody, or control upon request or upon termination of the Executive's employment with Company. Executive agrees to attend a termination





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interview with the General Counsel to confirm turnover of such materials and to discuss any questions the undersigned may have about his continuing obligations under this Agreement.

         3.6 INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable works, trademarks, service marks, ideas, processes, formulae, methods, designs, techniques or trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Executive (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Company and which may be directly or indirectly useful in, or related to, the business of Company (including, without limitation, research and development activities of Company), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Company, shall be promptly disclosed by Executive to his supervisor, shall be deemed Confidential Information for purposes of this Agreement, and shall be Company's exclusive property. Executive shall, upon Company's request, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Company to cause issuance of patents to, or otherwise obtain recorded protection of right to intellectual property for, Company with respect to Inventions that are to be Company's exclusive property under this Section 3.6, or to transfer to and vest in Company full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Company. In addition, Executive shall, at Company's expense, assist Company in any proper manner in enforcing any Inventions which are to be or become Company's exclusive property hereunder against infringement by others. Executive shall keep confidential and will hold for Company's sole use and benefit any Invention that is to be Company's exclusive property under this Section 3.6 for which full recorded protection of right has not been or cannot be obtained.


                                   ARTICLE 4
                   COVENANT NOT TO COMPETE; NON-INTERFERENCE


         4.1 PROHIBITED EXECUTIVE ACTIVITIES. Executive agrees that except in the ordinary course of his employment hereunder during the Employment Period, Executive shall not during the Employment Period and for a period of one (1) year thereafter within any geographic area in which Company conducts business during the Employment Period (all references to Company shall include its Affiliates as defined in Section 1.4):

                 (a) Directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (as defined below) provided, however, that the Executive may invest in the securities of any enterprise with the power to vote up to 5% of the capital stock of such enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on





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         any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                 (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away, any customers or clients of Company; or

                 (c). Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, Executive, Company, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (1) hire, attempt to hire, contact or solicit with respect to hiring any Executive of Company, (2) induce or otherwise counsel, advise or encourage any Executive of Company to leave the employment of Company, or (3) induce any distributor, representative or agent of Company to terminate or modify its relationship with Company.

"COMPETING BUSINESS" shall mean any individual, business, firm, company, partnership joint venture, organization, or other entity whose products or services compete, in whole or in part, at any time during the Employment Period with the products or services of Company or its Affiliates in any domestic or international market area.

         The provisions of this Section 4.1 shall not apply to Executive if this Agreement is terminated pursuant to the provisions of Section 5.3(c) hereof.

         4.2 ESSENTIAL NATURE OF ARTICLE 4. It is acknowledged, understood and agreed by and between the parties hereto that the covenants made by Executive in Section 4.1 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, Company would not have entered into this Agreement.

         4.3 NECESSITY AND REASONABLENESS OF ARTICLE 4. Executive hereby specifically acknowledges and agrees that:

                 (a) Company has expended and will continue to expend substantial time, money and effort in developing (1) its business in which the designs, plans, manuals and specifications are valuable trade secrets, and (2) a valuable list of customers and agents, and information about their technical problems and needs, purchasing habits, idiosyncracies and internal purchasing procedures;

                 (b) Executive will, in the course of his Employment, be personally entrusted with and exposed to the trade secrets of Company;





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                 (c)      Company, during the term of this Agreement and after
         its termination, will be engaged in its highly competitive business in which many firms, including Company, compete;

                 (d) A substantial portion of Company's business is conducted outside the United States;

                 (e) Company, pursuant to acquiring certain patents, technology and associated trade secrets and know-how, will further develop its worldwide business;

                 (f) Executive could, after having access to Company's financial records, contracts, patents, technology and associated trade secrets and know-how and, after receiving further training by and experience with Company, and after reviewing Company's trade secrets, become a competitor;

                 (g) Company will suffer great loss and irreparable harm if Executive terminates his employment and enters directly or indirectly, into competition with Company;

                 (h)      The temporal and other restrictions contained in this
         Article 4 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Company;

                 (i) The enforcement of this Agreement in general, and of this Article 4 in particular, will not work an undue or unfair hardship on Executive or otherwise be oppressive to him, it being specifically acknowledged and agreed by Executive that he has activities and other business interests and opportunities which will provide him adequate means of support if the provisions of this
         Article 4 are enforced after termination of his employment with Company; and

                 (j) the enforcement of this Agreement in general, and of this Article 4 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

         4.4 JUDICIAL MODIFICATION. Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Article 4 is overly restrictive and unenforceable, the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Article 4 shall remain in full force and effect.
Executive further agrees that if a court of competent jurisdiction determines that any provision of this Article 4 is invalid or against public policy, the remaining provisions of this Article 4 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         4.5 SURVIVAL OF COVENANTS. The covenants and agreements of Executive set forth in this Article 4 are of a continuing nature and shall survive the expiration,





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termination or cancellation of the remainder of this Agreement regardless of the reason for such therefor and shall survive the termination, if any, of the Executive's employment.

         4.6 NONCOMPETITION PAYMENTS. Upon termination of Executive's employment with Company for any reason pursuant to this Agreement, Company shall pay to Executive , in addition to amounts otherwise payable herein, (a) a single lump sum payment equal to six (6) months of Base Salary, and (b) twelve
(12)  monthly installments equal to his monthly Base Salary, as defined in
Section 2.1, ("NONCOMPETITION PAYMENTS"), provided that:

         (i) any payments made to Executive pursuant to Section 5.3 shall be applied against and reduce the NonCompetition Payments payable to Executive under this Section 4.6; and

         (ii) there shall be no NonCompetition Payments payable for any period in which Executive is in breach of the obligations set forth in Articles 3 and 4 of this Agreement.


                                   ARTICLE 5
                                  TERMINATION


         5.1     COMPANY TERMINATION

                 (a) Notwithstanding any other provision of this Agreement, at any time during the Employment Period, including, without limitation, the Initial Term, this Agreement and Executive's employment hereunder shall terminate upon his death, and Company shall have the right, in its sole and absolute discretion, to terminate this Agreement and Executive's employment hereunder at any time by giving him written notice of such termination (1) for "Cause" (as defined below), or (2) if Executive shall suffer a Disability (as defined below). In the event of Executive's death during the Employment Period, the Company shall (i) pay to Executive's estate an amount equal to one year's Base Salary, (ii) pay to Executive's estate a pro rata portion of any bonus which would have been payable but for Executive's death; (iii) vest Executive fully in any Company stock grant and stock options held by Executive at his death.

                 (b)      "CAUSE" shall mean any of the following events:

                          1. An act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company;

                          2. Repeated violations by the Executive of Executive's obligations under this Agreement or under written policies of the Company which are demonstrably willful on the Executive's part, and for





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                 which Executive has received more than one written warning that specifies each area of Executive's violations;

                          3. Executive's conviction or pleas of nolo contendere or equivalent pleas of a felony in a court of competent jurisdiction;

                          4.      Executive's use of  illegal drugs as
                 evidenced by a drug test authorized by Company; or

                          5. Executive's conviction or the entry of a plea of nolo contendere or equivalent plea in a court of competent jurisdiction of any crime or offense involving moral turpitude.

                 (c) "DISABILITY" shall mean any mental or physical illness, impairment or condition which renders the Executive incapable of performing any material portion of his duties for a continuous period of six (6) months.

         5.2     TERMINATION BY EITHER PARTY.  Subject to the provisions of
Section 5.3(a), Company may at any time, for any reason, with or without Cause, terminate this Agreement and Executive's employment hereunder. Executive may terminate this Agreement at any time and for any reason. Each of Company's and Executive's option to terminate this Agreement pursuant to this Section 5.2 shall be exercised by delivery of a written notice to Executive or Company, as applicable, specifying the effective date of such termination which in no event shall be sooner than expiration of thirty (30) calendar days following delivery of such written notice.

         5.3     EFFECT OF TERMINATION.

                 (a)      "TERMINATION BY COMPANY WITHOUT CAUSE."   If Company
         terminates this Agreement for any reason other than pursuant to the terms of Section 5.1 and such termination is not within one year of a Change in Control (as defined in 5.3(b) below), then Company shall:
         (1) pay to Executive an amount equal to the greater of (i) his total Base Salary for the remainder of the Employment Period, or (ii) one month of Base Salary for each full year of service completed with Company as of the date of termination, (2) continue Executive's participation in company's medical, health, and dental plans, as provided in Section 2.3(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, (3) cause Executive to be fully vested in any stock options and stock grants held by Executive, and (4) pay to Executive such amounts as are due under the Dailey Incentive Compensation Plan referred to in
         Section 2.3(a) of this Agreement. Company shall at its option, make such payments either in one lump sum on the effective date of termination or over the remainder of the Employment Period as if the Agreement had not been terminated.

                 (b) "TERMINATION BY COMPANY WITHOUT CAUSE AFTER CHANGE IN CONTROL." If Company terminates this Agreement for any reason other than pursuant to the terms of Section 5.1 and such termination occurs within one year of the





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         occurrence of a Change in Control, then Company shall:   (1)  pay to
         Executive an amount equal to 2.99 times (a) his annualized Base Salary in effect upon the occurrence of the Change of Control and 2.99 times
         (b) the greater of (x) the bonus paid to Executive for the year preceding the year in which the Change of Control occurs or (y) a target bonus of $243,000, (2) continue Executive's participation in Company's medical, health, and dental plans, as provided in Section 2.3(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, and (3) cause Executive to be fully vested in any stock options or stock grants held by Executive. Company shall make such payments in one lump sum on the effective date of termination. A "CHANGE IN CONTROL" shall be deemed to have occurred at any time after the date of this Agreement that (i) any person (other than those persons who own more than 10% of the combined voting power of the Company's outstanding voting securities on the date hereof) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's then outstanding voting securities, or (ii) individuals who at the beginning of any period of two consecutive fiscal years constitute the Company's Board of Directors cease for any reason to constitute a majority of such Board of Directors at any time during such two-year period.

                 (c) "TERMINATION BY EXECUTIVE WITH GOOD CAUSE AFTER CHANGE IN CONTROL." If Executive terminates this Agreement for Good Cause (defined below) and such termination occurs within one year of the occurrence of a Change in Control, then Company shall: (1) pay to Executive an amount equal to 2.99 times (a) his annualized Base Salary in effect upon the occurrence of the Change of Control and 2.99 times (b) the greater of (x) the bonus paid to Executive for the year preceding the year in which the Change of Control occurs or (y) a target bonus of $243,000, (2) continue Executive's participation in Company's medical, health, and dental plans, as provided in Section 2.3(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, and (3) cause Executive to be fully vested in any stock options or stock grants held by Executive. "GOOD CAUSE" shall mean the occurrence of any of the following events:

                          (i) the assignment by Company to the Executive of duties that are materially inconsistent with the Executive's office with Company at the time of such assignment, or the removal by Company from the Executive of a material portion of those duties usually appertaining to the Executive's office with Company at the time of such removal;

                          (ii) a material change by Company, without the Executive's prior written consent, in the Executive's responsibilities to Company, as such responsibilities are ordinarily and customarily required from time to time of a senior officer of a corporation engaged in Company's business;

                          (iii) any removal of the Executive from, or any failure to reelect or to reappoint the Executive to, the office stated in Section 1.2;

                          (iv) Company's direction that the Executive discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Executive is a director, officer, or member at the date of this Agreement;

                          (v) a reduction by Company in the amount of the Executive's salary in effect at the time of the occurrence of a Change in Control or the failure of Company to pay such salary to the Executive at the time and in the manner specified in this Agreement;

                          (vi) other than with respect to the annual performance bonus specified in Article 2 or, as made with the Executive's prior written consent, the discontinuance (without comparable replacement) or material reduction by Company of the Executive's participation in any bonus or other employee benefit arrangement (including, without limitation, any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Executive is a participant under the terms of this Agreement, as in effect on the date hereof or as may be improved from time to time hereafter;

                          (vii) the moving by Company of the Executive's principal office space, related facilities, or support personnel, from Company's principal operating offices, or Company's requiring the Executive to perform a majority of his duties outside Company's principal operating offices for a period of more than 30 consecutive days;

                          (viii) the relocation, without the Executive's prior written consent, of Company's principal executive offices to a location outside the county in which such offices are located at the time of the signing of this Agreement;

                          (ix) in the event Company requires the Executive to reside at a location more than 25 miles from Company's principal executive offices, except for occasional travel in connection with Company business to an extent and in a manner which is substantially consistent with the Executive's current business travel obligations;

                          (x) in the event the Executive consents to a relocation of Company's principal executive offices, the failure of Company to (A) pay or reimburse the Executive on an after-tax basis for all reasonable moving expenses incurred by the Executive in connection with such relocation or (B)
                 indemnify the Executive    on an after-tax basis against any
                 loss realized by the Executive on the sale his principal residence in connection with such relocation;

                          (xi) the failure of Company to continue to provide the Executive with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Executive's responsibilities to and position with Company, and no less than those prior to this Agreement;

                          (xii) the failure by Company to promptly reimburse the Executive for the reasonable business expenses incurred by the Executive in the performance of his duties for Company, in accordance with this Agreement.

                 (d) Subject to the provisions of Section 4.6, 5.1 or 5.3, upon termination of this Agreement and Executive's employment hereunder by either Company or Executive, Executive shall have no right to receive any compensation or benefits for any period subsequent to the effective date of such termination, or for any period prior to such date which have not been earned or vested as of such date except as may be provided for in any employee benefit plan relating to such benefits, including the Company's 1996 Key Employee Stock Plan and the Company's 1997 Long-Term Incentive Plan.

                 (e) Company's right of termination shall be in addition to and shall not affect Company's rights and remedies under Articles 3 and 4, and Section 6.1 of this Agreement, and Company's rights and remedies shall survive termination of Executive's employment hereunder.

                 (f) For purposes of this Agreement, Executive's years of service shall include service with the Company, service with any predecessor entity in which all or part of Company's business was conducted, and service with any Affiliate, as defined in Section 1.4.

         5.4 RESIGNATION FROM OFFICES. Any provision of this Agreement to the contrary notwithstanding, Executive shall immediately resign from any offices held with Company or its Affiliates upon written request by the Company. Any resignation made pursuant to a written request by Company under this Section 5.4 shall not affect Executive's rights under this Agreement for any compensation or payment.

         5.5 RELEASE OF FOREIGN RIGHTS. If, during the course of Executives employment with Company or its Affiliates, Executive may acquire any compensation, retirement, severance or other similar rights or benefits under the laws of a country other than the United States of America, ("EXTRATERRITORIAL RIGHTS") then the compensation and benefits of this Agreement shall supersede and replace such Extraterritorial Rights to the extent permitted by law. Furthermore, to the extent the Extraterritorial Rights may not be superseded under the applicable law, any payments or benefits under applicable law, shall reduce any payments or benefits under this Agreement on a dollar for dollar basis for any amounts paid Executive for any Extraterritorial Rights. By entering into this Agreement Executive expressly acknowledges:

                 (a)      Executive's domicile is the United States of America;

                 (b) Executive acknowledges that the employment relationship with Company and its Affiliates is to be governed solely by reference to the laws of the State of Texas, regardless of any services rendered in a jurisdiction outside the State of Texas;

                 (c) Executive expressly waives and releases any rights under the laws of any country other than the United States of America for any Extraterritorial Rights as heretofore defined; and

                 (d) Executive expressly acknowledges and agrees that the payments and benefits under this Agreement have been bargained for in lieu of any Extraterritorial Rights.


                                   ARTICLE 6
                               GROSS-UP PAYMENTS


         6.1     CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                 (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates (as that term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended) under this Agreement to or for the benefit of Executive (any such payments or distributions being individually referred to herein as a "PAYMENT," and any two or more of such payments or distributions being referred to herein as "PAYMENTS"), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "EXCISE TAX"), then Executive shall be entitled to receive an additional payment or payments (individually referred to herein as a "GROSS-UP PAYMENT" and any two or more of such additional payments being referred to herein as "GROSS-UP PAYMENTS") in an amount such that after payment by Executive of all taxes (as defined in Section 6(k)) imposed upon the Gross-Up Payment, Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 (b)      Subject to the provisions of Section 6(c) through
         (i), any determination (individually, a "DETERMINATION") required to be made under this Section 6(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company's expense, by nationally recognized tax counsel mutually acceptable to the Company and Executive ("TAX COUNSEL"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to the Company and Executive within 15 business days of the termination of Executive's employment, if applicable, or such other time or times as is reasonably requested by the Company or Executive. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Executive shall have the right to dispute any Determination (a "DISPUTE") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company's expense, be paid by the Company to Executive within five business days of Executive's receipt of such Determination. The existence of a Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and Executive, subject in all respects, however, to the provisions of Section 6(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made ("UNDERPAYMENT"), and if upon any reasonable written request from Executive or the Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at the Company's expense, thereafter determines that Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at the Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Executive.

                 (c) The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Executive resulting from any Final Determination (as defined in Section 6(j)) that any Payment is subject to the Excise Tax.

                 (d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Executive against the Company under this Section 6 ("CLAIM"), including, but not limited to, a claim for indemnification of Executive by the Company under Section 6(c), then such party shall promptly notify the other party hereto in writing of such Claim ("TAX CLAIM NOTICE").

                 (e) If a Claim is asserted against Executive ("EXECUTIVE CLAIM"), Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as the Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                          (i) within 30 calendar days after the Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from Executive, but in no event sooner than five calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified Executive in writing ("ELECTION NOTICE") that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that the Company elects to contest, and to control the defense or prosecution of, such Executive Claim at the Company's sole risk and sole cost and expense; and

                          (ii) the Company shall have advanced to Executive on an interest-free basis, the total amount of the tax claimed in order for Executive, at the Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 6(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                          (iii) the Company shall reimburse Executive for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold Executive harmless, on fully grossed- up after-tax basis, from any tax imposed as a result of such reimbursement.

                 (f) Subject to the provisions of Section 6(e) hereof, the Company shall have the right to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination; provided, however, that (i) the Company shall not, without Executive's prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect Executive, (ii) any request from the Company to Executive regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues and amount, and
         (iii) the Company's control of any contest or proceeding shall be limited to issues with respect to the Executive Claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is diligently defending or prosecuting such Executive Claim, Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Executive Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Executive Claim. The Company shall keep Executive informed of all developments and events relating to any such Executive Claim (including, without limitation, providing to Executive copies of all written materials pertaining to any such Executive Claim), and Executive or his authorized representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.

                 (g) If, after actual receipt by Executive of an amount of a tax claimed (pursuant to an Executive Claim) that has been advanced by the Company pursuant to Section 6(e)(ii) hereof, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, Executive shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by the Company to Executive, whether under the provisions of this Agreement or otherwise. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that Executive shall not be entitled to any refund with respect to such tax claimed, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

                 (h) With respect to any Executive Claim, if the Company fails to deliver an Election Notice to Executive within the period provided in Section 6(e)(i) hereof or, after delivery of such Election Notice, the Company fails to comply with the provisions of Section 6(e)(ii) and (iii) and (f) hereof, then Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim. Executive shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Executive, the Company shall cooperate, and shall cause its Affiliates to cooperate, in good faith with Executive and his authorized representatives in order to contest effectively such Executive Claim. The Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Executive Claim controlled by Executive pursuant to this Section 6(h) and shall bear its own costs and expenses with respect thereto. In the case of any Executive Claim that is defended or prosecuted by Executive, Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from the Company with respect to costs and expenses incurred by Executive in connection with such defense or prosecution.

                 (i) In the case of any Executive Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this
         Section 6(i), the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim that have not theretofore been paid by the Company to Executive, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by the Company to Executive, within ten calendar days after such Final Determination. In the case of any Executive Claim not covered by the preceding sentence, the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim at least ten calendar days before the date payment of such taxes is due from Executive, except where payment of such taxes is sooner required under the provisions of this Section 6(i), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 6(i)) shall be made within the time and in the manner otherwise provided in this
         Section 6(i).

                 (j) For purposes of this Agreement, the term "FINAL DETERMINATION" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

                 (k) For purposes of this Agreement, the terms "TAX" and "TAXES" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts."


                                   ARTICLE 7
                                 MISCELLANEOUS

         7.1 INJUNCTIVE RELIEF. Because of the unique nature of the Confidential Information, Executive acknowledges, understands and agrees that Company will suffer immediate and irreparable harm if Executive fails to comply with any of his obligations under Articles 3 or 4 of this Agreement, and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, Executive agrees that Company shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of

Articles 3 and 4 without the necessity of proving inadequacy of legal remedies or irreparable harm.

         7.2 ACTION BY AND CONSENT OF COMPANY. All rights and remedies of Company hereunder shall be exercised by the Company solely by the Compensation Committee of the Company's Board of Directors.

         7.3 NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of Company at the address indicated beneath its signature on the execution page of this Agreement, and also to Executive at his home address indicated beneath his signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         7.4 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by Company shall be effective only if executed and delivered by a duly authorized executive officer of Company other than Executive. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any condition or provision, or the breach of any term, provision, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

         7.5 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and all of Company's rights and obligations hereunder may be assigned or delegated by it, in whole, but not in part, to, and shall be binding upon and inure to the benefit of, any of its successors or assigns, but such assignment or delegation by Company shall not relieve it of any of its obligations hereunder.

         7.6 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other

Sections of this Agreement shall have the meaning so ascribed to it. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "HEREOF," "HEREIN" or "HEREUNDER" shall refer to this Agreement as a whole and not to any particular Section.

         7.7 GOVERNING LAW AND SEVERABILITY. This Agreement has been executed and is performable in Montgomery County, Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas. Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement, and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         7.8 EXPENSES. Each party hereto shall pay all of its respective fees and expenses of attorneys, accountants and other persons employed by it in connection with the resolution of any dispute between the parties hereto arising out of or relating to this Agreement.

         7.9 CONSULTING AGREEMENT. Company may, at its option, retain Executive as a consultant following Executive's termination of employment on such terms as may be agreed to by Executive and Company.

         7.10 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between Company and Executive relating to the subject matter hereof, except any agreement entered into pursuant to Company's 1996 Key Employee Stock Plan as contemplated by Section
2.2 of this Agreement and the Company's 1997 Long-Term Incentive Plan.

         7.11 COUNTERPARTS. The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.


                                       COMPANY:

                                       DAILEY INTERNATIONAL INC.



                                       By:
                                                --------------------------------
                                       Name:
                                                --------------------------------
                                       Title:
                                                --------------------------------

                                       Address: One Lawrence Center
                                                P. O. Box 1863
                                                2507 North Frazier
                                                Conroe, Texas  77305



                                       EXECUTIVE:



                                       /s/ JAMES F. FARR
                                       -----------------------------------------
                                       Name:    James F. Farr
                                       Address: 47 Palmer Woods
                                                The Woodlands, Texas 77381





                           [INTENTIONALLY LEFT BLANK]

                             COMPANY ACKNOWLEDGMENT

STATE OF TEXAS            )
                          )
COUNTY OF MONTGOMERY      )

         Before me, the undersigned authority, on this date personally appeared
             ,                                       of Dailey International
Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

         Given under my hand and seal this      day of         , 199 .




                                       -----------------------------------------
                                       Notary Public in and for
                                       The State of Texas

                                       My Commission Expires:
                                                              ---------


                            EXECUTIVE ACKNOWLEDGMENT


STATE OF TEXAS            )
                          )
COUNTY OF MONTGOMERY      )

         Before me, the undersigned authority, on this date personally appeared James F. Farr, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         Given under my hand and seal this 31st day of December, 1997.



                                       /s/ Virginia J. Cross
                                       -----------------------------------------
                                       Notary Public in and for
                                       The State of Texas

                                       My Commission Expires: 5-21-2000
                                                              ---------